Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of December 31, 2011 and For the Year Ended December 31, 2011

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Report of Independent Registered Public Accounting Firm on Supplementary

Consolidating Information

The Board of Directors

Wells Fargo & Company:

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2011, and the related consolidated statements of income, change in equity and comprehensive income and cash flows for the year ended December 31, 2011 and have issued our unqualified report dated February 28, 2012.

Our audit was made for the purpose of forming an opinion on the consolidated financial statements of Wells Fargo & Company and Subsidiaries taken as a whole. The accompanying supplementary consolidating balance sheet information as of December 31, 2011, and related supplementary consolidating statement of income and change in stockholders’ equity for the year ended December 31, 2011, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as whole.

(signed) KPMG LLP

February 28, 2012

San Francisco, California

Wells Fargo & Company

Supplementary Consolidating Income Statement Information

	Year ended December 31, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Interest income
Trading assets	$ 327	1,113	1,440
Securities available for sale	7,522	953	8,475
Mortgages held for sale	982	662	1,644
Loans held for sale	58	-	58
Loans	32,427	4,820	37,247
Other interest income	1,379	(831)	548

Total interest income	42,695	6,717	49,412

Interest expense
Deposits	2,144	131	2,275
Short-term borrowings	73	7	80
Long-term debt	1,355	2,623	3,978
Other interest expense	242	74	316

Total interest expense	3,814	2,835	6,649
Net interest income	38,881	3,882	42,763
Provision for credit losses	6,405	1,494	7,899

Net interest income after provision for credit losses	32,476	2,388	34,864

Noninterest income
Service charges on deposit accounts	4,290	(10)	4,280
Trust and investment fees	2,231	9,073	11,304
Card fees	3,539	114	3,653
Other fees	3,637	556	4,193
Mortgage banking	7,937	(105)	7,832
Insurance	56	1,904	1,960
Net gains from trading activities	467	547	1,014
Net gains (losses) on debt securities available for sale	(140)	194	54
Net gains from equity investments	238	1,244	1,482
Operating leases	519	5	524
Other	3,176	(1,287)	1,889

Total noninterest income	25,950	12,235	38,185

Noninterest expense
Salaries	12,629	1,833	14,462
Commission and incentive compensation	4,106	4,751	8,857
Employee benefits	3,559	789	4,348
Equipment	2,152	131	2,283
Net occupancy	2,570	441	3,011
Core deposit and other intangibles	1,794	86	1,880
FDIC and other deposit assessments	1,219	47	1,266
Other	10,355	2,931	13,286

Total noninterest expense	38,384	11,009	49,393

Income before income tax expense	20,042	3,614	23,656
Income tax expense	6,717	728	7,445

Net income before noncontrolling interests	13,325	2,886	16,211
Less: Net income from noncontrolling interests	269	73	342

Net income	$ 13,056	2,813	15,869

Net income applicable to common stock	$ 13,056	1,969	15,025

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information

	December 31, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Assets
Cash and due from banks	$19,751	(311)	19,440
Federal funds sold, securities purchased under resale agreements and other short-term investments	50,759	(6,392)	44,367
Trading assets	56,692	21,122	77,814
Securities available for sale	195,800	26,813	222,613
Mortgages held for sale	27,078	21,279	48,357
Loans held for sale	1,338	-	1,338

Loans	711,276	58,355	769,631
Allowance for loan losses	(16,360)	(3,012)	(19,372)

Net loans	694,916	55,343	750,259
Mortgage servicing rights:
Measured at fair value	12,920	(317)	12,603
Amortized	1,409	(1)	1,408
Premises and equipment, net	7,977	1,554	9,531
Goodwill	21,252	3,863	25,115
Other assets	71,598	29,424	101,022

Total assets	$1,161,490	152,377	1,313,867
Liabilities
Noninterest-bearing deposits	$236,515	7,488	244,003
Interest-bearing deposits	669,138	6,929	676,067
Total deposits	905,653	14,417	920,070
Short-term borrowings	29,385	19,706	49,091
Accrued expenses and other liabilities	59,743	17,922	77,665
Long-term debt	42,218	83,136	125,354
Total liabilities	1,036,999	135,181	1,172,180
Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	11,431	11,431
Common stock	519	8,412	8,931
Additional paid-in capital	99,326	(43,369)	55,957
Retained earnings	18,744	45,641	64,385
Cumulative other comprehensive income (loss)	4,769	(1,562)	3,207
Treasury stock	-	(2,744)	(2,744)
Unearned ESOP shares	-	(926)	(926)
Total stockholders’ equity	123,358	16,883	140,241
Noncontrolling interests	1,133	313	1,446

Total equity	124,491	17,196	141,687

Total liabilities and equity	$1,161,490	152,377	1,313,867

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year ended December 31, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Preferred stock
Balance, December 31, 2010	$-	8,689	8,689
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(959)	(959)
Preferred stock issued	-	2,501	2,501
Balance, December 31, 2011	-	11,431	11,431
Common stock
Balance, December 31, 2010	519	8,268	8,787
Issued/converted	-	144	144
Balance, December 31, 2011	519	8,412	8,931
Additional paid-in capital
Balance, December 31, 2010	98,971	(45,545)	53,426
Business combinations	100	(100)	-
Capital infusion	255	(255)	-
Noncontrolling interests	-	(37)	(37)
Common stock issued	-	1,208	1,208
Preferred stock issued to ESOP	-	102	102
Preferred stock released to ESOP	-	(80)	(80)
Preferred stock converted to common shares	-	903	903
Common stock warrants purchased	-	(2)	(2)
Common stock dividends	-	21	21
Tax benefit upon exercise of stock options	-	78	78
Stock option compensation expense	-	529	529
Common stock repurchased	-	(150)	(150)
Net change in deferred compensation and related plans	-	(41)	(41)
Balance, December 31, 2011	99,326	(43,369)	55,957

Retained earnings
Balance, December 31, 2010	17,489	34,429	51,918
Net income	13,056	2,813	15,869
Common stock dividends	(11,800)	9,242	(2,558)
Preferred stock dividends	-	(844)	(844)
Balance, December 31, 2011	18,744	45,641	64,385

Cumulative other comprehensive income
Balance, December 31, 2010	5,280	(542)	4,738
Other comprehensive income	(511)	489	(22)
Net unrealized gains on securities available for sale	-	(653)	(653)
Net unrealized gains on derivatives and hedging activities	-	(249)	(249)
Unamortized gains under defined benefit plans, net of amortization	-	(607)	(607)
Balance, December 31, 2011	4,769	(1,562)	3,207

Treasury stock
Balance, December 31, 2010	-	(487)	(487)
Common stock repurchased	-	(2,266)	(2,266)
Net change in deferred compensation and related plans	-	9	9
Balance, December 31, 2011	-	(2,744)	(2,744)

Unearned ESOP shares
Balance, December 31, 2010	-	(663)	(663)
Preferred stock issued to ESOP	-	(1,302)	(1,302)
Preferred stock released to ESOP	-	1,039	1,039
Balance, December 31, 2011	-	(926)	(926)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2010	122,259	4,149	126,408
Balance, December 31, 2011	123,358	16,883	140,241

Noncontrolling interests
Balance, December 31, 2010	1,303	178	1,481
Net income	269	73	342
Translation adjustments	-	(2)	(2)
All other net unrealized gains, net of reclassification of net gains included in net income	-	(10)	(10)
Noncontrolling interests	(439)	74	(365)
Balance, December 31, 2011	1,133	313	1,446
Total stockholders’ equity, December 31, 2011	$124,491	17,196	141,687